SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): May 24, 2001


                               First Commerce Bank
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     North Carolina                     34215                    56-1935480
 ------------------------     ---------------------------   -------------------
(State or other jurisdiction    (FDIC Certificate No.)         (IRS Employer
  of incorporation)                  File Number)            Identification No.)




                            301 South McDowell Street
                                    Suite 100
                         Charlotte, North Carolina 28204
                   -------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (704) 945-6565
                                                    --------------


                                       N/A
    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         On May 24, 2001, First Commerce Bank (the "Bank") consummated its reorganization into the holding company form of organization (the "Reorganization"), pursuant to the Agreement and Plan of Share Exchange between the Bank and First Commerce Corporation (the "Company), dated February 26, 2001, and approved by the Bank's shareholders on April 24, 2001. As a part of the Reorganization, the Bank has become a wholly-owned subsidiary of the Company and each outstanding share of common stock of the Bank has been exchanged for one share of common stock, no par value, of the Company. At the effective time of the Reorganization, the Company became the sole shareholder of the Bank and the former shareholders of the Bank became the shareholders of the Company.

         At the effective time of the Reorganization the Bank had 922,689 shares of common stock issued and outstanding. The shares of common stock of the Company are quoted on the OTCBB under the symbol "FCMM."

         A copy of the Bank's press release of May 25, 2001, reporting the consummation of the Reorganization, is attached hereto as Exhibit (99) and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

         (99)     Press Release of First Commerce Bank, dated May 25, 2001.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FIRST COMMERCE BANK


Date: May 24, 2001                       By:  /s/ Wesley W. Sturges
                                              ---------------------------------
                                              Wesley W. Sturges, President and
                                              Chief Executive Officer

                      EXHIBIT INDEX

Exhibit No.           Description
      (99)            Press Release of First Commerce Bank, dated May 25, 2001




                                        3